SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934
DATE OF REPORT:
October 24, 2011
(Date of Earliest Event Reported)
MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)
INDEPENDENT BANK CORP.
Office Address: 2036 Washington Street, Hanover Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(Address of Principal Executive Offices)      (Zip Code)
NOT APPLICABLE
(Former Address of Principal Executive Offices)
(Zip Code)
781-878-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 24, 2011 Independent Bank Corp. (the “Company”) entered into an Amended and Restated Services Agreement (the “Services Agreement”) with SEI Private Trust Company (“SEI”). The Company entered into the Services Agreement primarily so SEI can provide securities transaction processing, statement rendering, custody and other services to the customers of the Investment Management Group division of Rockland Trust Company (“Rockland Trust”), the Company’s wholly-owned bank subsidiary. SEI is, and has been providing these services to the Company, and the Services Agreement is an amendment of existing contracts with SEI for these services. The business of Rockland Trust’s Investment Management Group will be substantially dependent upon the services that will be provided pursuant to the Services Agreement. The benefits of the Services Agreement are also expressly conferred on all of the other present and future subsidiaries of the Company and of Rockland Trust.
     The Services Agreement has an initial term ending on February 28, 2018, and is renewable for successive three (3) year terms thereafter, unless 180 days notice of intention not to renew is given.
     A copy of the Services Agreement is attached hereto as Exhibit 99.1. Portions of the Services Agreement, however, have been omitted from Exhibit 99.1 pursuant to a request for confidential treatment sent to the Securities and Exchange Commission (“SEC”) on October 28, 2011. The locations where material has been omitted are indicated by the following notation “{****}”. The entire Services Agreement, in unredacted form, has been submitted separately to the SEC with the request for confidential treatment.
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.
DATE: October 28, 2011	BY:	/s/ Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Services Agreement with SEI Private Trust Company
CERTAIN PORTIONS OF EXHIBIT 99.1 HAVE BEEN OMITTED FROM THE PUBLIC FILING BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE COMMISSION. THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE COMMISSION AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT. (SEC STAFF BULLETIN No. 1, ITEM II.D.5.)